                                   SCHEDULE 14A
                                  (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.           )


Filed by the Registrant  /X/
Filed by a party other than the Registrant   / /
Check the appropriate box:
    / /   Preliminary Proxy Statement        / /  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
    /X /  Definitive Proxy Statement
    / /   Definitive Additional Materials
    / /   Soliciting Material Pursuant to Rule 14a-119c) or Rule 14a-12

                            ORIENTAL FINANCIAL GROUP INC.
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
    /X/   No fee required.
    / / Fee computed on table below per Exchange Act Rules 14a6(i)(11) and 0-11.
     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     (5) Total fee paid:

-------------------------------------------------------------------------------

    / /   Fee paid previously with preliminary materials:



    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid

-------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------

     (3) Filing Party:

-------------------------------------------------------------------------------

     (4) Date Filed:

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


                            ORIENTAL FINANCIAL GROUP INC.
                                    Hato Rey Tower
                                      Suite 503
                               268 Munoz Rivera Avenue
                             Hato Rey, Puerto Rico 00918
                                    (787) 766-1986

                               NOTICE OF ANNUAL MEETING
                            To Be Held on October 26, 1998

TO THE STOCKHOLDERS OF ORIENTAL FINANCIAL GROUP INC.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Oriental Financial Group Inc. (the "Corporation") will be held at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, on Monday, October 26, 1998 at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect two directors to three-year terms expiring with the 2001 Annual Meeting or until their successors have been elected and qualified;

(2) To consider and approve the adoption of the Oriental Financial Group 1998 Incentive Stock Option Plan, which plan would, upon approval, reserve for issuance 750,000 shares of the Corporation's common stock par value $1.00 per share, or approximately 5.7% of the Corporation's issued and outstanding common stock as of the voting record date of September 10, 1998 (taking into consideration the effect of a four-for-three stock split that is payable on October 15, 1998 to stockholders of record as of September 30, 1998), for issuance pursuant to the terms thereof;

(3) To amend Article Fourth of the Certificate of Incorporation of the Corporation to increase the authorized number of shares of common stock, par value $1.00 per share, from 20,000,000 to 40,000,000;

(4) To ratify the appointment of Pricewaterhouse Coopers LLP as the Corporation's independent auditors for the fiscal year ending June 30, 1999; and

(5) To transact such other business as may properly come before the Annual Meeting or at any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on September 10, 1998 are entitled to notice of and to vote at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS




                                                    Jose E. Fernandez
                                                       Chairman
September 29, 1998
San Juan, Puerto Rico

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           ORIENTAL FINANCIAL GROUP INC.
                                   HATO REY TOWER
                                     SUITE 503
                              268 MUNOZ RIVERA AVENUE
                            HATO REY, PUERTO RICO 00918
                                  ---------------

                                  PROXY STATEMENT
                       FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, OCTOBER 26, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Monday, October 26, 1998 (the "Annual Meeting") at 10:00 a.m. at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. The approximate date on which this Proxy Statement is expected to be mailed to stockholders is on or about September 29, 1998.

     Each proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below.
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (addressed to: Secretary, Oriental Financial Group Inc., Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918),
(ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                              SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Corporation.
The Corporation has retained the services of American Stock Transfer and Trust Company, which also acts as the Corporation's Transfer Agent, to assist the Corporation in the solicitation of proxies for this Annual Meeting. The fee to be paid to such proxy solicitation firm should not exceed $1,500, plus reimbursement of all out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's common stock, $1.00 par value per share (the "Common Stock"). In addition to solicitations by mail, directors, officers and employees of the Corporation and the Corporation's subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

                             VOTING STOCK OUTSTANDING
                           AND VOTE REQUIRED FOR APPROVAL

     Only stockholders of record at the close of business on September 10, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 10,154,358 shares of Common Stock issued and outstanding (including 271,700 shares of Common Stock held by the Corporation as treasury shares), and the Corporation had no other class of equity securities outstanding. The total number of shares of Common Stock eligible to cast votes at the Annual Meeting is 9,882,658.

     The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1: Election of Directors shall be taken by a plurality of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Action with respect to Proposal 2: Adoption of Corporation's 1998 Incentive Stock Option Plan shall be taken by the affirmative vote of a majority of the total votes of the shares eligible to be cast in person or by proxy at the Annual Meeting. Action with respect to Proposal 3: Amendment to Article Fourth of the Certificate of Incorporation shall be taken by the affirmative vote of a majority of the total votes of the shares eligible to be cast in person or by proxy at the Annual Meeting. Action with respect to Proposal 4:
Ratification of Appointment of Independent Auditors shall be taken by a majority of the total votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, as to Proposals 2, 3 and 4 abstentions and broker non-votes will have the same effect as a vote against the proposals. Other than with respect to Proposal 1: Election of Directors in which shareholders of the Corporation have the right to cumulate votes as described below, each share of Common Stock shall be entitled to one vote for the other proposals to be considered at the Annual Meeting.

                          PROPOSAL 1:  ELECTION OF DIRECTORS

     The by-laws of the Corporation provide that the Corporation's Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. The number of directors as established by resolution of the Board of Directors is presently seven directors. The by-laws of the Corporation also provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     Other than Mr. Jose E. Fernandez's employment agreement with Oriental Bank and Trust (the "Bank"), a wholly owned subsidiary of the Corporation, which requires the Board of Directors of the Corporation to nominate him for election as a director of the Corporation, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     In order to have the classes of directors as nearly equal in number as possible, Messrs. Emilio Rodriguez, Jr. and Alberto Richa Angelini have been nominated as directors for three-year terms expiring in 2001.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the two nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees. See "Cumulative Voting in the Election of Directors" below.

     If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE
              "FOR" PROPOSAL 1 TO ELECT THE TWO NOMINEES NAMED HEREIN.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     Pursuant to the by-laws of the Corporation, holders of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each common stockholder to a number of votes equal to the number of shares of Common Stock held multiplied by the number of directors to be elected. A common stockholder may cast all or any number of such votes for one nominee or distribute them among any two or more nominees as the stockholder may deem fit. Thus, for example, for the election of the two directors being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 2,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute them as the stockholder may deem fit.

     In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the two nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the Common Stock beneficially owned, as of the Voting Record Date, by the only person or entity known to the Corporation to be the beneficial owner of 5% or more of Common Stock.

                               AMOUNT AND NATURE OF
NAME AND ADDRESS OF           BENEFICIAL OWNERSHIP AS                     PERCENT OF
BENEFICIAL OWNER              OF SEPTEMBER 10, 1998(1)                  COMMON STOCK
----------------              ------------------------                  ------------
Jose E. Fernandez                  1,891,925(2)                             18.9%
1717 Lilas San Francisco

San Juan, Puerto Rico 00927

------------------------

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") and information furnished by the respective individuals and entities.

(2) The amount set forth in the table for Mr. Fernandez includes 112,948 shares that may be received upon the exercise of stock options. While
     Mr. Fernandez may be deemed to beneficially own the 112,948 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. See "Executive Compensation - 1988 Stock Option Plan". The amount also includes 4,000 shares owned by Mr. Fernandez's spouse, 1,000 shares owned by Mr. Fernandez's youngest son, 1,734 shares owned by Mr. Fernandez through the Bank's 401K Plan (as such term is defined herein) and 228 shares owned indirectly through commingled investment funds.

     The number of outstanding shares of Common Stock owned beneficially by the directors, named executive officers (as such term is defined herein) and other executive officers of the Corporation as of September 10, 1998 is as follows:

                                   AMOUNT AND NATURE OF
NAME                             BENEFICIAL OWNERSHIP(1)        PERCENTAGE OF
----                             AS OF SEPTEMBER 10, 1998      COMMON STOCK(2)
                                 ------------------------      ---------------
DIRECTORS

Dr. Pablo I. Altieri(3)                      79,178                   --

Efrain Archilla                               2,498                   --

Jose E. Fernandez(4)                       1,891,925                 18.9%

Julian Inclan(5)                              36,664                  --


Diego Perdomo, CPA(6)                        157,073                  1.6%

Alberto Richa Angelini(7)                     12,446                   --

Emilio Rodriguez, Jr.(8)                      53,615                   --

EXECUTIVE OFFICERS

Eli E. Diaz                                   12,393                   --

Jose Rafael Fernandez(9)                      21,321                   --

George Joyner(10)                             16,867                   --

Andres Morgado, CPA(11)                       59,875                   --

Andres Muniz(12)                              16,206                   --

Ricardo Ramos, CPA(13)                        57,548                   --

Dennis Soto(14)                              131,718                  1.3%

Rafael Valladares, CPA                         2,400                   --

------------------------

(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject in the case of those directors who are married to the community property laws of the Commonwealth of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which he or she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change of control. Shares of Common Stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(2) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock of the Corporation.

(3) The amount set forth in the table for Mr. Altieri includes 138 shares owned indirectly through a commingled investment fund.

(4) The amount set forth in the table for Mr. Fernandez includes 112,948 shares that may be received upon the exercise of stock options. While
     Mr. Fernandez may be deemed to beneficially own the 112,948 shares subject to options that may be exercised within 60 days of the Voting Record Date for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. See "Executive Compensation - 1988 Stock Option Plan". This amount also includes 4,000 shares owned by Mr. Fernandez's spouse, 1,000 shares owned by Mr. Fernandez's youngest son, 1,734 shares owned by Mr. Fernandez through the Bank's 401K Plan and 228 shares owned indirectly through commingled investment funds.

(5) The amount set forth in the table for Mr. Inclan includes 138 shares owned indirectly through a commingled investment fund.

(6) The amount set forth in the table for Mr. Perdomo includes 138 shares owned indirectly through a commingled investment fund.

(7) The amount set forth in the table for Mr. Richa Angelini includes 128 shares owned indirectly through a commingled investment fund.

(8) The amount set forth in the table for Mr. Rodriguez includes 138 shares owned indirectly through a commingled investment fund.

(9) The amount set forth in the table for Mr. Jose Rafael Fernandez includes 4,196 shares of Common Stock owned through the Bank's 401K Plan.

(10) The amount set forth in the table for Mr. Joyner includes 617 shares of Common Stock owned through the Bank's 401K Plan.

(11) The amount set forth in the table for Mr. Morgado includes 3,029 shares of Common Stock owned through the Bank's 401K Plan.

(12) The amount set forth in the table for Mr. Muniz includes 1,306 shares of Common Stock owned through the Bank's 401K Plan.

(13) The amount set forth in the table for Mr. Ramos includes 493 shares of Common Stock owned through the Bank's 401K Plan.

(14) The amount set forth in the table for Mr. Soto includes 714 shares of Common Stock owned through the Bank's 401K Plan and options to purchase 750 additional shares of Common Stock that are exercisable within 60 days of the Voting Record Date.

     As of the Voting Record Date, all directors, nominees for director, named executive officers and other executive officers of the Corporation as a group (15 persons) beneficially owned 2,438,037 shares or approximately

24.7% of the outstanding Common Stock, excluding outstanding stock options. If Mr. Fernandez purchased all 112,948 shares subject to outstanding options and Mr. Soto exercised his options to purchase 750 shares of Common Stock, which options may be exercised within 60 days of the Voting Record Date, the directors, nominees for director, named executive officers and other executive officers as a group would beneficially own 2,551,735 shares or approximately 25.5% of the then issued and outstanding Common Stock.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each nominee and director whose term continues.

NOMINEES FOR TERM THAT EXPIRES IN 2001

     EMILIO RODRIGUEZ, JR. (Age 50)--Director since 1992 (including terms as Director of the Bank). President of Almacenes Rodriguez, Inc. in Santurce, Puerto Rico since May 1973. He has also served as Secretary of the Board of Directors of E&C Computers, Inc. in San Juan, Puerto Rico since 1982.

     ALBERTO RICHA ANGELINI (Age 58)--Director since 1990 (including terms as Director of the Bank). He has been Director of Development for Empresas Fonalledas in San Juan, Puerto Rico since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company) in Isla Verde, Puerto Rico from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc. in San Juan, Puerto Rico from April 1990 to February 1996, and as Executive Vice President - Administration of the same company from 1984 to April 1990. He is a member of the Board of Directors and past President of the Associated General Contractors of America, Puerto Rico Chapter.

DIRECTORS WHOSE TERM EXPIRES IN 1999

     DR. PABLO I. ALTIERI (Age 54)--Director since 1990 (including terms as Director of the Bank). He is a cardiologist with a private practice in Humacao, Puerto Rico for more than the past five years. He is presently a professor at the University of Puerto Rico Medical School. He is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos Tropicales de Puerto Rico (charitable organization) located in San Juan, Puerto Rico and a member of the Board of Directors of Casa Roig Foundation (charitable organization) located in Humacao, Puerto Rico.

     DIEGO PERDOMO, CPA (Age 64)--Director since 1996 (including terms as Director of the Bank). He is a public accountant and has been a partner of Diego Perdomo & Company (a public accounting firm) in San Juan, Puerto Rico since 1968.

DIRECTORS WHOSE TERM EXPIRES IN 2000

     JOSE E. FERNANDEZ (Age 55)--Director since 1988 (including terms as Director of the Bank). Chairman of the Board of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since
     September 1, 1988 and Chairman of the Board and President and Chief Executive Officer of the Corporation since June 1996. He was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated and Senior Vice President of Drexel Burnham Lambert Incorporated in San Juan, Puerto Rico from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernandez also serves as member of the Board of Trustees and the International Advisory Council of the University of Notre Dame. He also serves as a member of the Board of Trustees of Sacred Heart University in San Juan, Puerto Rico.

     EFRAIN ARCHILLA (Age 45)--Director since 1991 (including terms as Director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico since 1994. He is an Operations Consultant of WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993, and was General Manager of WALO Radio Station from 1973 to 1994 and Vice President and Treasurer of Ochoa Broadcasting Corp. and Radio Oriental, Inc. from September 1975 to December 1994. He also served as President of the Puerto Rico Broadcasters Association from 1988 until 1992, and currently is the organization's Vice President, President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region Arts and Culture Foundation and the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995, among others. Mr. Archilla continues to be an active member of all those organizations and enterprises, all of which are located in Humacao, Puerto Rico, except as noted.

     JULIAN INCLAN (Age 50)--Director since 1995 (including terms as Director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico since September 1994. He has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company) in San Juan, Puerto Rico since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive) in San Juan, Puerto Rico since 1989, and from 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly traded company), in San Juan, Puerto Rico.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the named executive officers and other executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of the executive officers was selected as an officer, and no executive officer is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     ELI E. DIAZ (AGE 52)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Branch Administration and Consumer Loans of the Bank since May 1995. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Previously was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Pioneer Finance Corporation, San Juan, Puerto Rico from July 1987 to 1992; Senior Vice President of Caguas Central Federal Savings, San Juan, Puerto Rico, from March 1985 to February 1988; Vice President of Citicorp Acceptance Corporation in Los Angeles, California from October 1982 to February 1985, and Vice President of Citibank N.A., San Juan, Puerto Rico, from April 1979 to October 1982.

     JOSE RAFAEL FERNANDEZ (AGE 35)--Senior Vice President of the Corporation since February 1997. Senior Vice President and Principal of Oriental Financial Services Corp., the Bank's brokerage subsidiary, since February 1997. He was Vice President of Sales and Marketing of Oriental Financial Services Corp. from 1993 to February 1997. He joined the Bank in 1991 as Assistant Vice President of the Treasury Department and during 1992 was in charge of the Bank's sales and marketing efforts for the Individual Retirement Account Products. Before joining the Bank in 1991, he worked in New York and Buenos Aires, Argentina for the investment department of The Chase Manhattan Bank. He was recently appointed member of the Board of Trustees of the Sacred Heart University in San Juan, Puerto Rico.

     GEORGE JOYNER (AGE 41)--Senior Vice President of the Corporation since June 1996. Senior Vice President of Oriental Mortgage Corporation, the Bank's mortgage subsidiary, since January 1998. Senior Vice President of Mortgage Origination of the Bank since May 1995. He was Vice President of Mortgage Operations of the Bank from July 1994 to May 1995. Previously he was the President of Santander Mortgage Corporation, San Juan, Puerto Rico, from 1992 to July 1994; Vice President of Citibank, N.A. in the areas of structured and corporate finance from 1989 to 1992; and First Vice President of the Corporate and Municipal Finance Group at Drexel Burnham Lambert Puerto Rico, Inc. before that.

     ANDRES MORGADO, CPA (AGE 39)--Senior Vice President of the Corporation since June 1996. Senior Vice President and Trust Officer of the Bank since May 1995. He was Vice President and Trust Officer of the Bank from February 1990 to May 1995. Previously was Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc., San Juan, Puerto Rico from June 1988 to February 1990; Vice President Investments of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico from April 1987 to June 1988; and Tax Manager, Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1979 to April 1987. Mr. Morgado is a certified financial planner and personal financial specialist. He is also a member of the American Institute of Certified Financial Planners and the International Society of Financial Planners.

     ANDRES MUNIZ, (AGE 42)--Senior Vice President of the Corporation since February 1997. Senior Vice President of Communications of the Bank since February 1997. He was Vice President of Marketing of the Bank from 1993 to January 1997. Before joining the Bank in 1993, he was Senior Account Executive at De La Cruz and Associates (an advertising firm) in San Juan, Puerto Rico from 1988 to 1993; Account Executive at Merced, Benitez and Machin (an advertising firm) in San Juan, Puerto Rico from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee) in San Juan, Puerto Rico from 1985 to 1987; and Promotion Manager at Colgate Palmolive in San Juan, Puerto Rico from 1982 to 1985.

     RICARDO RAMOS, CPA (AGE 40)--Former Senior Vice President of the Corporation from June 1996 to June 1998. Former Senior Vice President of Finance of the Bank from May 1995 to June 1998. He was Vice President of Investments of the Bank from August 1992 to May 1995. Previously was Vice President of Citibank, N.A. from April 1991 to July 1992; Senior Vice President of Lehman Brothers Puerto Rico, Inc. in San Juan, Puerto Rico from October 1990 to March 1991; and Senior Vice President of Drexel Burnham Lambert Puerto Rico, Inc. in San Juan, Puerto Rico from September 1985 to September 1990.

     DENNIS SOTO, (AGE 61)--Senior Vice President of the Corporation since June 1996. Senior Vice President of the Bank since July 1995. He was Vice President of the Bank and Regional Manager (Western Region) from September 1992 to June 1995. He was Vice President-Investments of the Bank from February 1990 to August 1992 and Vice President-Branch Administration of the Bank from January 1989 to January 1990. He was a private financial consultant from September 1988 to January 1989 and Senior Vice President-936 Trader of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico from May 1982 to May 1988.

     RAFAEL VALLADARES, CPA (AGE 41)--Senior Vice President-Controller of the Corporation and the Bank since June 1998. Previously was Senior Vice President-Controller of PonceBank in Ponce, Puerto Rico from February 1985 to June 1998. Senior Auditor of Deloitte and Touche (formerly Deloitte, Haskins and Sells) from 1978 to 1984. Mr. Valladares is also a certified public accountant.

                            BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation held 10 meetings during the fiscal year ended June 30, 1998. The Board of Directors of the Bank held 14 meetings during the fiscal year ended June 30, 1998. The Corporation and the Bank have a standing audit committee and the Bank has standing compensation, credit, trust and real estate committees as described below. During fiscal year 1998, directors received a fee of $500 for each Board of Directors meeting attended and $200 for each committee meeting attended. Only directors who are not officers of the Corporation or the Bank receive fees for attendance at Board of Directors meetings or committee meetings. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors of the Corporation and the Bank held during fiscal year 1998 and the total number of meetings held by all committees of the Board of Directors on which he served during the year.

     The Audit Committee reviews the reports of the Corporation's and Bank's independent auditors, the internal audit procedures and internal data processing controls. The members of the Audit Committee are Messrs. Diego Perdomo, Alberto Richa Angelini, Efrain Archilla and Juan Ramon Calderon. Mr. Calderon is

Internal Audit Manager of the Bank. The Audit Committee met 4 times during the fiscal year ended June 30, 1998.

     The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Bank's executive officers and makes recommendations to the Bank's Board of Directors. The Compensation Committee also administers the various stock option plans of the Bank and is given absolute discretion under the plans to select the persons to whom options will be granted and to determine the number of shares subject to each option. The members of the Compensation Committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez and Julian Inclan. The Compensation Committee met 2 times during the fiscal year ended June 30, 1998.

     The Credit Committee establishes the credit policies of the Bank and reviews all applications for consumer non-mortgage loans in excess of $25,000, first mortgage loans in excess of $250,000, second mortgage loans in excess of $50,000, leases and financing of insurance premiums in excess of $50,000, auto leases up to $75,000, equipment leases up to $50,000 and all commercial loans. Loans in excess of $500,000 must also be approved by the full Board of Directors. The committee also considers all unsecured loan applications submitted by directors and executive officers of the Bank.
Those loan applications are presented to the full Board of Directors with a recommendation of the Credit Committee. The members of the Credit Committee, are Messrs. Jose E. Fernandez, George Joyner, Juan D. Berrios, Juan Agosto Alicea and Ildefonso Rodriguez. Mr. George Joyner is a Senior Vice President of the Bank, Mr. Juan D. Berrios is a Vice President of the Bank, Mr. Juan Agosto Alicea is a consultant for the Bank and Mr. Ildefonso Rodriguez is a Manager of the Bank. The Credit Committee met 31 times during the fiscal year ended June 30, 1998.

     The Real Estate Committee reviews and establishes policies of the Bank regarding investment in real estate, including real estate acquired pursuant to foreclosure. The members of the Real Estate Committee are Mr. Richa Angelini, Mr. Julio Garcia, Facilities Manager of the Bank, and Mr. Fernando Agrait, who is a consultant for the Bank. The Real Estate Committee met 22 times during the fiscal year ended June 30, 1998.

     The Trust Committee reviews and approves the activities of the Bank's Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust Committee are Messrs. Jose E. Fernandez, Pablo Altieri, Emilio Rodriguez, Jr., Jose Rafael Fernandez, Andres Morgado, Ruben Rodriguez, Robert Van Kirk, and Ms. Angeles Torres-Sanchez. Mr. Andres Morgado is a Senior Vice President of the Bank, Mr. Jose Rafael Fernandez is a Senior Vice President of the Bank, Mr. Ruben Rodriguez is Trust Operations Manager of the Bank, and Ms. Angeles Torres-Sanchez is an Assistant Trust Officer of the Bank. Mr. Robert Van Kirk is Of Counsel at the Law Firm McConnell Valdes. The Trust Committee met 8 times during fiscal year ended June 30, 1998.

     The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Corporation's Bylaws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Corporation in writing at least five days prior to the Annual Meeting. The Corporation is not required to include nominations of stockholders in its Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

EXECUTIVE COMPENSATION

     The summary compensation table set forth below discloses compensation for the Corporation's President and Chief Executive Officer, the four most highly paid executive officers of the Corporation or its subsidiaries who were serving as executive officers at the end of the fiscal year ended June 30, 1998 and one former executive officer of the Corporation who served as executive officer during a period of the fiscal year ended June 30, 1998 (the "named executive officers").

                              SUMMARY COMPENSATION TABLE

NAME AND                                                        OTHER ANNUAL
PRINCIPAL POSITION             YEAR  SALARY ($)   BONUS ($)   COMPENSATION ($)*
-------------------------------------------------------------------------------
Jose E. Fernandez              1998    310,000     345,000         34,000
President and Chief            1997    290,000     320,000         34,000
Executive Officer              1996    275,000     320,000         30,000

Andres Morgado                 1998     98,600     120,000         30,000
Senior Vice President          1997     82,300      85,000         30,000
and Trust Officer              1996     76,000      80,000         30,000

George Joyner                  1998     95,900      95,000         30,000
Senior Vice President          1997     93,000      90,000         30,000
Mortgage and Leasing           1996     87,000      85,000         30,000


Eli E. Diaz                    1998     86,800      95,000         29,000
Senior Vice President          1997     84,000      85,000         28,000
Branch Administration and      1996     84,000      65,000         28,000
Consumer Loans

Jose Rafael Fernandez          1998     78,750      90,000         27,000
Senior Vice President          1997     76,000      77,000         24,000
and Principal of Oriental      1996     67,750      75,000         22,000
Financial Services

Ricardo Ramos                  1998    100,700     120,000         30,000
Former Senior Vice President   1997     93,000      90,000         30,000
Finance and Administration     1996     88,500      85,000         30,000

--------------------
* Consists of a car allowance.

1988 STOCK OPTION PLAN

     As a performance incentive and to encourage ownership of its common stock (or that of the Corporation), the Board of Directors of the Bank adopted the 1988 Stock Option Plan (the "1988 Plan") for the benefit of officers, directors and other selected key employees of the Bank who were deemed to be responsible for the future growth of the Bank. The 1988 Plan was adopted by the Board of Directors of the Bank in order to enable the Bank to take advantage of tax benefits conferred by new tax legislation in Puerto Rico. The Bank's previous program was adopted prior to the enactment of such legislation. The stockholders of the Bank approved the 1988 Plan at the 1988 Annual Meeting of Stockholders.

     Two kinds of options, evidenced by two plans, are contained in the 1988 Plan and are available for grants: (i) qualified stock options (Part I) that are intended to qualify as "qualified options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and if specifically so designated, as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended, and (ii) compensatory stock options (Part
II). The 1988 Plan is administered by the Bank's Compensation Committee (the "Plan Administrators"), who are given absolute discretion under the Plan to select the persons to whom options will be granted and to determine the number of shares subject to each option. As of June 30, 1998, 26 key employees, including executive officers, were participating in the 1988 Plan. The 1988 Plan was to remain in effect for 10 years unless sooner terminated in accordance with the provisions of the 1988 Plan. In connection with its adoption of the Bank's 1996 Incentive Stock Option Plan, which plan is described in more detail below, the Bank's Board of Directors terminated the Bank's 1988 Plan and no additional options will be granted thereunder. Such termination does not alter or impair the rights or obligations of employees holding outstanding options granted under the 1988 Plan prior to its termination.

     The option price per share for both qualified and compensatory stock options granted under the 1988 Plan may not be less than the fair market value of the Common Stock on the date of the grant; provided, however, that if any employee owns on the date an option is granted more than 10% of the combined voting power of all classes of stock of the Corporation, the purchase price for shares acquired pursuant to the exercise of the option shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted. No option may be exercised after 10 years from the date of grant and all options are immediately exercisable upon a change of control of the Corporation. Under the terms of the 1988 Plan, the aggregate fair market value (determined as of the time of the grant) of stock for which any employee may exercise stock options for the first time in any calendar year under all incentive and qualified stock option plans of the Corporation cannot exceed $100,000.

     No stock options were granted to any of the Corporation's named executive officers (or to any other officer or employee of the Corporation or the Bank) under the 1988 Plan during the fiscal year ended June 30, 1998.

1996 STOCK OPTION PLAN

     The Board of Directors of the Bank adopted the Oriental Bank and Trust 1996 Incentive Stock Option Plan (the "1996 Plan") in order to help attract and retain qualified selected officers and other key personnel of the Bank and any parent or subsidiary thereof and provide such officers and key personnel with an additional incentive to contribute to the success of the Bank. The stockholders of the Corporation approved the 1996 Plan at the 1997 Annual Meeting of Stockholders.

     Two kinds of options, evidenced by two plans, are contained in the 1996 Plan and are available for grants: (i) qualified incentive stock options (Part I) that are intended to qualify as "qualified options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and (ii) compensatory incentive stock options (Part II). The 1996 Plan is being administered by the Bank's Compensation Committee (the "1996 Plan Administrators"), who are given absolute discretion under the 1996 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise shall be subject. In the case of all of the options that have been granted to date under the 1996 Plan, the 1996 Plan Administrators established as a restriction to the vesting of such options that the Bank have certain minimum amounts of "consolidated net income" by the end of a certain time period. For example, in the case of options granted in November 1996 to a total of 75 officers and other employees of the Bank, the 1996 Plan Administrators established a requirement that such options would only be exercisable if the Bank's consolidated net income for the fiscal year ending June 30, 1999 equals or exceeds $25,000,000. Said requirement may be waived by the 1996 Plan Administrators in their sole discretion, but only if the Bank's "consolidated net income" for such fiscal year equals at least 90% of the minimum stated amount.

     All options granted under the 1996 Plan and all rights thereunder expire on the date determined by the 1996 Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years from the date of the grant. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under Part I of the 1996 Plan shall not be less than the fair market value of the shares of Common Stock at the time of the grant of the option. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under Part II of the 1996 Plan shall be as determined by the 1996 Plan Administrators at the time of the grant.

     Each option granted under the 1996 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the 1996 Plan Administrators. One or more options may granted under the 1996 Plan to any eligible person; provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of Common Stock for which "qualified incentive options" are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000.

     The table below provides information regarding the options granted to the Corporation's named executive officers during the fiscal year ended June 30, 1998 under the 1996 Plan:

                                                                      POTENTIAL REALIZABLE VALUES
                                                                       AT ASSUMED ANNUAL RATES OF
                                                                           STOCK APPRECIATION
                                                                      ---------------------------
                      OPTIONS  PERCENT OF TOTAL   BASE     EXPIRATION
        NAME          GRANTED  OPTIONS GRANTED    PRICE       DATE        50%          10%
-------------------------------------------------------------------------------------------------
Eli E. Diaz         10,000          3.8%        $22.50     July 2007    $141,501      $358,592
Jose E. Fernandez   10,000          3.8%        $22.50     July 2007    $141,501      $358,592
Jose R. Fernandez   10,000          3.8%        $22.50     July 2007    $141,501      $358,592
George Joyner       10,000          3.8%        $22.50     July 2007    $141,501      $358,592
Andres Morgado      10,000          3.8%        $22.50     July 2007    $141,501      $358,592

     The table below provides additional information regarding option exercises and unexercised option holdings for the Corporation's named executive officers during the fiscal year ended June 30, 1998.

                           AGGREGATED OPTIONS/SAR EXERCISES
                               IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                NUMBER OF           UNEXERCISED
                                                               UNEXERCISED         IN-THE-MONEY
                                                            OPTIONS/SAR'S AT     OPTIONS/SAR'S AT
                                                             FISCAL YEAR END      FISCAL YEAR END

                    SHARES ACQUIRED                           EXERCISABLE/         EXERCISABLE/
NAME                 ON EXERCISE (#)  VALUE REALIZED ($)    UNEXERCISABLE (#)   UNEXERCISABLE ($)
---------------------------------------------------------------------------------------------------
Eli E. Diaz                9,375             348,398            0/33,125             0/765,984

Jose E. Fernandez         43,797           1,236,541         112,948/152,365    3,551,518/4,295,734

Jose R. Fernandez          6,750             213,572            0/26,000             0/534,450

George Joyner             12,050             324,675            0/36,749             0/836,129

Andres Morgado             5,333             162,141            0/27,125             0/576,834

Ricardo Ramos             16,610             504,704               0/0                  0/0

EMPLOYMENT AGREEMENTS

     In September 1996, the Bank and Mr. Jose E. Fernandez entered into an employment agreement for a term of three years. The employment agreement provides for an increase in salary to $290,000 for fiscal year 1997, and further increases to $310,000 for fiscal year 1998 and to $325,000 for fiscal year 1999, and an annual automobile and expense allowance of $34,000. The employment agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernandez as a director at any election of directors in which his term as a director will expire. The employment agreement also provides that the Bank grant to Mr. Fernandez options to purchase 30,000 shares of common stock. The stock options may be exercised by Mr. Fernandez during a period commencing on the first anniversary and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, the stock options will become immediately exercisable if Mr. Fernandez dies or is disabled or if there occurs a "change of control" of the Bank.

     The employment agreement is terminable by the Bank for just cause at any time. The employment agreement also provides for severance payments and other benefits if there occurs a "change of control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (1) a change in control as defined in 12 U.S.C.
Section 1817(j) and 12 C.F.R. Section 303.4, or (2) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; or (3) during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason." Good reason includes (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within 10 days after notice thereof has been given by Mr. Fernandez to the Bank and (ii) any purported termination of Mr. Fernandez's employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

     If Mr. Fernandez is terminated other than for just cause and in connection with or within two years of a change in control, the severance payments from the Bank would be equal to: (1) the aggregate annual compensation paid or payable to Mr. Fernandez (includes salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by (2) 3.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If

Mr. Fernandez terminated his employment for good reason, the severance payments from the Bank would be equal to: (1) the aggregate annual compensation paid or payable to Mr. Fernandez (includes salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by (2) 2.00. The severance payment is to be made in a lump sum on or before the fifth day following the date of termination. If Mr. Fernandez had been terminated for other than just cause as of June 30, 1998, he would have been entitled to a severance payment of approximately $2,067,000. If Mr. Fernandez had terminated his employment for good reason as of June 30, 1998, he would have been entitled to a severance payment of approximately $1,378,000. The employment agreement does not contain any provision restricting Mr. Fernandez's right to compete against the Bank upon termination of employment.

401K PLAN

     Effective during fiscal 1995 the Bank merged the Oriental Bank and Trust Defined Benefit Pension Plan (the "Pension Plan") into the Oriental Bank and Trust Cash or Deferred Arrangement Profit Sharing Plan (the "401K Plan"), which was adopted during fiscal 1992. Because of the merger and in accordance with ERISA requirements, the Pension Plan participants were one hundred percent (100%) vested with respect to their accrued benefits. An actuarial valuation was made of the assets of the Pension Plan together with an actuarial determination of the vested benefits of each of the Pension Plan participants at that time.

     The Pension Plan participants were given the option to either receive a distribution of the value of their vested benefits or to rollover or transfer the value of their vested benefit to an individual account under the 401K Plan. The 401K Plan was amended to cover the Pension Plan participants and to accept rollovers or transfers of the vested benefits of the Pension Plan participants.

     The 401K Plan covers all employees of the Bank. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank's matching contribution is invested in the Corporation's Common Stock. The 401K Plan became effective on January 1, 1992. During fiscal 1998 the Bank contributed to the 401K Plan 4,186 shares of Common Stock valued at $144,300 at the time of the contribution.

CERTAIN TRANSACTIONS

     On July 1, 1995, Mr. Jose E. Fernandez leased an automobile from the Bank pursuant to the terms of an open-end lease. The automobile subject to the lease is valued at $33,140. The lease provides for monthly payments of $810, has a stated residual value of $9,900 and an implied interest rate of 12.06%. On March 4, 1997, Mr. Jose E. Fernandez leased an automobile from the Bank pursuant to a closed-end lease. The automobile subject to the lease is valued at $31,000. The lease provides for monthly payments of $943, has a stated residual of $17,400 and an implied interest rate of 11.95%.
Management believes that the leases were made on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons.

     During fiscal year 1998 the Bank engaged the legal services of the law firm of McConnell Valdes of which Mr. Carlos O. Souffront, Secretary of the Board of Directors of the Corporation and the Bank, is a partner. The amount of fees paid to McConnell Valdes did not exceed 5% of the law firm's revenues for its last fiscal year.

     Certain transactions, involving loans and deposits were transacted during the year ended June 30, 1998 between the Bank and certain directors and executive officers of the Corporation and the Bank and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of uncollectability or present other unfavorable features.
At present none of the loans to executive officers or directors of the Corporation and the Bank and persons related to or affiliated with such persons is non-performing.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Bank operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of the Bank. Accordingly, the compensation program of the Bank, which is managed by the Compensation Committee of the Board of Directors of the Bank, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the Corporation's shareholders and tie total compensation opportunities to the achievement of the Bank's institutional goals and the achievement of goals for each of the Bank's departments or subsidiaries.

     The Compensation Committee of the Board of Directors of the Bank evaluates the performance of management, reviews the compensation levels of members of management and evaluates and reviews all aspects of compensation for the Bank's executive officers.

     In evaluating the performance and total compensation of all of the executive officers, the Compensation Committee of the Board of Directors of the Bank reviews available peer group information for comparable financial institutions in Puerto Rico and the United States and assesses the performance in accordance with the overall attainment of the Bank's goals for such fiscal year, which are set forth in the Bank's three-year business plan that is updated and approved by the Bank's Board of Directors every fiscal year.

BONUS

     The compensation program for the Bank's executive officers provides for a bonus whose purpose is to maximize the efficiency and effectiveness of the operation of the Bank. The bonus that is paid to the Bank's executive officers is linked to the performance of the Bank as an institution as well as the performance of each of the Bank's departments or subsidiaries. In addition, in the event the institutional and individual goals are achieved, the amount of the bonus that is generally paid to the Bank's executive officers is determined so that the total salary and bonus compensation paid to the Bank's executive officers is competitive with the amounts paid by comparable financial institutions in Puerto Rico and the United States.

LONG TERM COMPENSATION

     The compensation program for the Bank's executive officers also contemplates long term incentive compensation in the form of stock options granted under the Bank's stock option plans. The Bank's stock option plans provide for ownership of the Corporation's common stock which, in turn, creates a direct relationship between the performance of the Bank, as reflected by the market value of the shares of common stock of the Corporation and compensation, and creates a direct link between the interests of the Bank's executive officers and the Corporation's shareholders.

     The awards are made by the administrators of the Bank's stock option plans, which are also the members of the Compensation Committee of the Board of Directors of the Bank, and who are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators in determining such amounts consider total compensation information they obtain from various comparable financial institutions in Puerto Rico and the United States that they track as well as the general trend in total compensation in the industry. In addition, in the case of options granted to the Bank's executive officers during the last fiscal year, the plan administrators established as a restriction to the vesting of such options that the Bank have a certain minimum amount of "consolidated net income" by the end of a certain time period.

FISCAL 1998 RESULTS

     In terms of the results of the operations during fiscal 1998 that the Compensation Committee placed particular emphasis when it approved the amounts of the bonuses paid to the Bank's executive officers and the amount of options granted to the Bank's executive officers, which amounts are set forth in separate tables in this Proxy Statement, on the following factors: (i) the Corporation earned a record $21.4 million in fiscal 1998, which represented a 20% increase over the $17.9 million (excluding a one-time assessment by the Savings Association Insurance Fund) earned in fiscal 1997; (ii) the Corporation reported earnings per share of $2.15 for fiscal 1998, which represented an increase of 19% over the $1.81 (basic) reported in fiscal 1997; (iii) the Corporation's earnings growth reflected increases in both interest income and non-interest income, driven by a solid growth of 25% in interest-earning assets and strong performance in mortgage-banking activities and in trust, money management and brokerage fees earned during the fiscal 1998; (iv) total financial assets owned or managed by the Corporation grew approximately 25% from $2.7 billion to $3.36 billion during fiscal 1998; and
(v) the price per share of the Corporation's common stock of $36.88 on June 30, 1998, which represented an increase of 63% over the price of $22.60 on June 30, 1997.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Jose E. Fernandez, who serves as President, Chief Executive Officer and Chairman of the Board of the Corporation and the Bank, negotiated the terms of his employment agreement with the Bank at arm's length with the Board of Directors. The current terms of Mr. Fernandez's employment, including his salary and certain other compensation arrangements, are described elsewhere in this Proxy Statement under "Executive
Compensation-Employment Agreement".

     Mr. Fernandez's compensation in terms of bonus and any additional options granted to him under the Bank's stock option plans was determined in accordance with the Bank's compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of the Bank. In making such determination the Compensation Committee took into consideration the Bank's performance as a whole during fiscal 1998 (as described above) and the achievement of goals through the years which are geared to ensure the Bank's continued long term growth and the enhancement of stockholder value, such as the further diversification of the Bank's asset base and the emphasis on expanding sources of the Bank's non-interest income.


                                       Submitted by the Compensation Committee:

                                          Julian Inclan
                                          Alberto Richa Angelini
                                          Emilio Rodriguez

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has served as an officer or employee of the Corporation or of a subsidiary of the Corporation.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation is required to identify any director, executive officer or person who owns more than ten percent of the Common Stock who failed to timely file with the Securities and Exchange Commission a required report under Section 16(a) of the Securities Exchange Act of 1934. Based solely on the review of such forms furnished to the Corporation, or written representations from its executive officers and directors, the Corporation believes that during and with respect to, fiscal year 1998, the Corporation's directors, executive officers and persons who own more than ten percent of the Common Stock complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.


PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative total shareholder return of the Corporation's Common Stock from June 30, 1993 to June 30, 1998 with the cumulative total return of the S & P 500 Market Index and the S & P Financial Index. The S & P 500 Market Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S & P Financial Index is an index which includes a wide array of financial institutions (or financial institution holding companies) comparable to the Corporation:

                             CUMULATIVE TOTAL RETURN
                                    JUNE 30,

                                  1993   1994   1995    1996    1997   1998
Oriental Financial Group Inc.      100    169    180     231     423    701
S&P 500                            100    101    128     161     217    282
S&P Financial                      100    101    121     162     247    343


[THE GRAPH INCLUDED IN THE PROXY STATEMENT COMPARATIVELY SHOWS THE VALUE OF $100 INVESTED ON JUNE 30, 1993 IN THE STOCK OF THE CORPORATION OR AN INDEX, INCLUDING THE REINVESTMENT OF DIVIDENDS, AS OF FISCAL YEARS ENDING ON JUNE 30, BASED ON THE PRECEDING NUMBERS:

             PROPOSAL 2: ADOPTION OF CORPORATION'S 1998 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Corporation adopted on August 18, 1998 the Oriental Financial Group 1998 Incentive Stock Option Plan (the "1998 Plan"), which is designed to help attract and retain qualified selected officers and other key personnel of the Corporation and any subsidiary thereof and provide such officers and key personnel with an additional incentive to contribute to the success of the Corporation and any subsidiary thereof. The 1998 Plan provides for the grant of stock options to officers, directors and other full-time, key employees of the Corporation or any subsidiary thereof. The 1998 Plan shall become effective upon its approval by the majority of the total votes eligible to be cast at this Annual Meeting by the stockholders of the Corporation. Stockholder approval of the 1998 Plan will satisfy certain New York Stock Exchange market listing and Puerto Rico tax requirements.

     An aggregate of 750,000 shares of Common Stock has been reserved for future issuance under the 1998 Plan pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the Corporation's capitalization as, for example, in the case of a merger, consolidation, reorganization, stock dividend or stock split. The 750,000 shares of Common Stock represent approximately 5.7% of the Corporation's issued and outstanding common stock as of the Voting Record Date (taking into consideration the effect of a four-for-three stock split that is payable on October 15, 1998 to stockholders of record as of September 30, 1998). The 1998 Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Corporation's Board of Directors unless sooner terminated in accordance with the provisions of the 1998 Plan. No options may be granted after the date of termination of the 1998 Plan, but such termination will not affect the rights or obligations of persons holding options granted under the 1998 Plan prior to its termination.

     The 1998 Plan will be administered by the Corporation's Compensation Committee (the "1998 Plan Administrators"), which will be a committee of three members of the Corporation's Board of Directors, none of the members of which will be an officer or full-time employee of the Corporation or any subsidiary thereof. The 1998 Plan Administrators are given absolute discretion under the 1998 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject. Two kinds of options, evidenced by two separate plans, are contained in the 1998 Plan and are available for grants: (i) qualified incentive options (Part I), and (ii) compensatory incentive options (Part
II). It is contemplated that the 1998 Plan will be used by the Corporation to grant options during the fiscal years 2000 to 2003.

DESCRIPTION OF THE 1998 PLAN

     The following description of the 1998 Plan is a summary of its terms and is qualified in its entirety by reference to the 1998 Plan, a copy of which is attached hereto as APPENDIX A.

     STOCK OPTIONS. One or more options may be granted under the 1998 Plan to any eligible person provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which qualified incentive options are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000. Options subject to the foregoing limitation are being granted pursuant to
Part I of the 1998 Plan and are intended to constitute "qualified incentive options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"). Additional non-qualified options, which are not subject to the foregoing limitation, may be granted under Part II of the Plan and such options constitute "compensatory incentive options."

     All options granted under the 1998 Plan and all rights thereunder expire on the date determined by the 1998 Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years
from the date of the grant.   All options granted under the 1998 Plan shall
become vested and exercisable at the rate determined by the 1998 Plan Administrators when making an award.

     The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under Part I of the 1998 Plan shall not be less than the fair market value of
the shares of Common Stock on the date of the grant of the option.   The
purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under
Part II of the 1998 Plan shall be as determined by the 1998 Plan Administrators at the time of the grant. Each option granted under the 1998 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the 1998 Plan Administrators. Payment for shares purchased upon the exercise of options under the 1998 Plan must be made in full at the time of exercise and may be made either in cash, by certified or cashier's check or, if permitted by the Board of Directors, shares of Common Stock, or by a combination of cash, check or shares of Common Stock; provided, that the form(s) of payment allowed to the optionee shall be established by the 1998 Plan Administrators when the option is granted.

     Each stock option shall be exercisable at any time on or after it vests in accordance with the terms thereof and is exercisable until its expiration or the time when the optionee ceases to be a director or employee of the Corporation or any subsidiary thereof; provided that the 1998 Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (if it had vested) up to three months following the date of cessation as director or employee of the Corporation or any subsidiary thereof. If an optionee becomes disabled while employed by (or as a director of) the Corporation or any subsidiary thereof, the 1998 Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable at the time of cessation as director or employee of the Corporation or any subsidiary thereof, at any time within one year after the date of cessation due to disability. If an optionee dies while employed by (or as a director of) the Corporation or any subsidiary thereof, such option shall expire within one year after the date of death unless it expires sooner by its terms. During such year or shorter period, such option may be exercised by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent, but only if the option was vested at the time of death. In the event of the disposition of substantially all of the assets or stock of the Corporation or in the event of certain "changes in control" of the Corporation, all options granted under the 1998 Plan shall become immediately exercisable notwithstanding any existing installment limitation.

     Options granted under the 1998 Plan may not be sold, pledged, assigned or transferred by the optionee in any manner other than by will or the laws of descent and may be exercised during the lifetime of an optionee only by such person.

     AMENDMENTS. The 1998 Plan Administrators may at any time amend or otherwise revise the terms of the 1998 Plan, including the form and substance of the options to be granted thereunder; provided, that no amendment or revision shall (i) increase the number of the maximum aggregate number of shares to be sold pursuant to options exercised under the 1998 Plan, (ii) change the minimum purchase price for shares to be sold upon the exercise of options granted under Part I of the 1998 Plan; (iii) increase the maximum term established under the 1998 Plan for any option; and (iv) permit the granting of an option to any person other than as provided in the 1998 Plan.

     TAX CONSEQUENCES. A recipient of a "qualified incentive option" within the meaning of Section 1046 of the Puerto Rico Code (options granted pursuant to Part I of the 1998 Plan are intended to qualify as such) does not recognize income at the time of the grant of an option, provided that the market value of the stock at the time of the grant does not exceed the option price. In addition, no income is recognized at the time a "qualified incentive option" is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a "qualified incentive option," the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares by the optionee. The Corporation will not be entitled to a business expense deduction in respect of the grant of the option or the exercise thereof.

     With respect to the "compensatory incentive options" granted under Part II of the Plan, the difference between the fair market value of the stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Corporation will be entitled to a deduction in the amount of income recognized by the optionee. Upon a subsequent disposition of the stock, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long-term or short-term capital gain or loss, depending on whether the shares were held for six months or more.

     The above description of tax consequences under Puerto Rico law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations and their application may vary in individual circumstances.

     ACCOUNTING TREATMENT. Under certain circumstances, neither the grant nor the exercise of a "qualified incentive option" or a "compensatory incentive option" under the 1998 Plan requires a charge against earnings under generally accepted accounting principles. In certain circumstances, shares issuable pursuant to outstanding options under the 1998 Plan might be considered outstanding for purposes of calculating earnings per share.


                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                       THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

               PROPOSAL 3:  AMENDMENT TO ARTICLE FOURTH OF CERTIFICATE
                                   OF INCORPORATION

     The Board of Directors recommends the amendment of Article Fourth of the Corporation's Certificate of Incorporation in the manner shown in APPENDIX B hereto. The proposed amendment to Article Fourth would change the number of authorized shares of the Corporation's Common Stock, par value $1.00 per share, from twenty million (20,000,000) to forty million (40,000,000) shares. This change would be effective upon the date of filing of the Amendment to the Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico.

     The Board of Directors believes that it is in the best interest of the Corporation and its stockholders that the Corporation have a sufficient number of authorized but unissued shares of Common Stock available for possible use in future acquisition and expansion opportunities that may arise, for general corporate needs such as future stock dividends or stock splits and for issuance in connection with existing and future stock option plans, and for other proper purposes within the limitations of the law, as determined by the Board of Directors. The Corporation has no current plans to use its authorized but unissued shares of Common Stock, par value $1.00 per share, for any particular purpose. Such shares would be available for issuance without further action by the shareholders, except as otherwise limited by applicable law.

     If additional shares of Common Stock are issued by the Corporation, it may potentially have an anti-takeover effect by making it more difficult to obtain shareholders' approval of various actions, such as a merger. Also, the issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and equity, and may have a dilutive effect on the voting power of existing shareholders given that there are no preemptive rights. The terms of any Common Stock issuance will be determined by the Corporation's Board of Directors, and will depend upon the reason for the issuance and largely on market conditions and other factors existing at the time. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Corporation or to effect large accumulations of the Corporation's Common Stock.

     The resolutions attached to this Proxy Statement as APPENDIX B will be submitted for adoption at the Annual Meeting of Shareholders. The affirmative vote of a majority of the holders of shares of Common Stock, par value $1.00 per share, of the Corporation is necessary to adopt the proposed amendment to Article Fourth of the Certificate of Incorporation. Proxies will be voted for the resolutions unless otherwise instructed by the stockholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the proposed Amendment.

                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                       THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

           PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Corporation has appointed Pricewaterhouse Coopers LLP as independent auditors of the Corporation for the fiscal year ending June 30, 1999, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by Pricewaterhouse Coopers LLP that neither that firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

     Pricewaterhouse Coopers LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                       THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 4.

                                STOCKHOLDER PROPOSALS

     Stockholder's proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be set forth in writing and received by the Secretary of the Corporation, at its principal executive offices located at Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, no later than June 2, 1999 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 1999 Annual Meeting of Stockholders and in order to be considered at such 1999 Annual Meeting.

                                    ANNUAL REPORTS

     A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 1998 accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO ANDRES MUNIZ, ORIENTAL FINANCIAL GROUP INC., HATO REY TOWER, SUITE 503, 268 MUNOZ RIVERA AVENUE, HATO REY, PUERTO RICO 00918. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                    Jose E. Fernandez
                                                    Chairman
September 29, 1998

                                                                     APPENDIX A

                               ORIENTAL FINANCIAL GROUP
                           1998 INCENTIVE STOCK OPTION PLAN


     1. PURPOSE. The Oriental Financial Group 1998 Incentive Stock Option Plan (the "1998 Plan") is intended to secure for Oriental Financial Group Inc. (the "Corporation"), its subsidiaries and its stockholders, the benefits arising from ownership of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), by those selected officers and other key employees of the Corporation and its subsidiaries who will be responsible for its future growth. The 1998 Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and its subsidiaries, and to provide these key employees with an additional incentive to contribute to the success of the Corporation and its subsidiaries.

     2. ELEMENTS OF THE 1998 PLAN. In order to maintain flexibility in the award of stock benefits, the 1998 Plan is comprised of two parts. The first part is the Qualified Incentive Stock Option Plan (the "Qualified Plan") and the second part is the Compensatory Incentive Stock Option Plan (the "Compensatory Plan"). Copies of the Qualified Plan and Compensatory Plan are attached hereto and form part hereof as Part I and Part II, respectively, and are collectively referred to herein as the "Plans". The grant of an option under one of the Plans shall not be construed to prohibit the grant of an option under the other Plan.

     3. APPLICABILITY OF GENERAL PROVISIONS. Unless any Plan specifically indicates to the contrary, both Plans shall be subject to the General Provisions of the 1998 Plan set forth below.

     4. ADMINISTRATION OF THE PLANS. The Plans shall be administered, construed, governed and amended in accordance with their respective terms.

                         GENERAL PROVISIONS OF THE 1998 PLAN

     ARTICLE 1. ADMINISTRATION. The 1998 Plan shall be administered by a committee appointed by the Board of Directors of the Corporation, none of the members of which shall be a full-time officer or employee of the Corporation or any of its subsidiaries. The committee, when acting to administer the 1998 Plan, is referred to as the "Plan Administrators". Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators. No Plan Administrators or member of the Board of Directors of the Corporation or its subsidiaries, shall be liable for any action or determination made in good faith with respect to the 1998 Plan or to any option granted thereunder.

     ARTICLE 2. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the other provisions of this 1998 Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority in their absolute discretion:
(a) to construe and interpret the 1998 Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the 1998 Plan; (d) to determine the employees to whom options shall be granted under the 1998 Plan; (e) to determine the time or times at which options shall be granted under the 1998 Plan; (f) to determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject; (g) to determine the number of shares subject to any option under the 1998 Plan, as well as the exercise price and the duration of each option, and any other terms and conditions of options; (h) to amend or terminate the 1998 Plan; and (i) to make any other determinations necessary or advisable for the administration of the 1998 Plan and do everything necessary or appropriate to administer the 1998 Plan. All decisions, determinations, and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the 1998 Plan and on their legal representatives, heirs and beneficiaries.

     ARTICLE 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE 1998 PLAN. The maximum aggregate number of shares of Common Stock available pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be 750,000 shares. If any of the options granted under this 1998 Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the 1998 Plan.

     ARTICLE 4. ELIGIBILITY AND PARTICIPATION. Regular full-time employees of the Corporation or of any subsidiary thereof, including officers, whether or not directors, and directors of any of such corporations, shall be eligible for selection by the Plan Administrators to participate in the 1998 Plan.

     ARTICLE 5. EFFECTIVE DATE AND TERM OF 1998 PLAN. The 1998 Plan shall become effective upon its adoption by the Board of Directors of the Corporation, and shall be subsequently submitted to the stockholders of the Corporation for approval by a majority of the total votes eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of adoption of the 1998 Plan by the Corporation's Board of Directors; provided, however, that options may be granted under this 1998 Plan prior to obtaining stockholder approval thereof, but any such options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The 1998 Plan shall continue in effect for a term of 10 years unless sooner terminated in accordance with the provisions hereof.

     ARTICLE 6. ADJUSTMENTS. If the shares of Common Stock of the Corporation as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this 1998 Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

     ARTICLE 7. TERMINATION AND AMENDMENT OF 1998 PLAN. The 1998 Plan shall terminate no later than 10 years from the date of its adoption by the Board of Directors, or the date such 1998 Plan is approved by the stockholders, whichever is earlier. No options shall be granted under the 1998 Plan after the date of termination. Subject to the limitation contained in Article 8 of the General Provisions, the Plan Administrators may at any time amend or revise the terms of the 1998 Plan, including the form and substance of the option agreements to be used hereunder; provided that no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold pursuant to options granted under this 1998 Plan, except as permitted under Article 6 of the General Provisions; (b) change the minimum purchase price for shares under Section 4 of the Plans; (c) increase the maximum term established under the Plan for any option; or (d) permit the granting of an option to anyone other than as provided in Article 4 of the General Provisions.

     ARTICLE 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the 1998 Plan shall, without the consent of the employee who has received an option, alter or impair any of said employee's rights or obligations under any option granted under the 1998 Plan prior to such amendment, suspension or termination.

     ARTICLE 9. REORGANIZATIONS AND OTHER TRANSFERS. In the event of an acquisition of all or substantially all of the assets or stock of the Corporation pursuant to a merger, consolidation, separation, reorganization, liquidation, or other transaction, where persons that were stockholders of the Corporation immediately before the transaction own fifty percent or more of the total combined voting power of all classes of stock entitled to vote of the acquiring or surviving entity immediately after the consummation of such transaction, and such acquiring or surviving entity assumes the Corporation's obligations under options granted pursuant to the 1998 Plan, then all references in the 1998 Plan to the Corporation, or to shares of common stock of the Corporation, shall apply to such acquiring or surviving entity and to shares of common stock of such acquiring or surviving entity.

     ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of this 1998 Plan, no employee shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her options until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

     ARTICLE 11. RESERVATION OF SHARES OF COMMON STOCK. The Corporation, during the term of this 1998 Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the 1998 Plan. In addition, the Corporation will from time to time, as is necessary to accomplish the purposes of this 1998 Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Corporation to obtain from any regulatory agency having jurisdiction the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

     ARTICLE 12. TAX WITHHOLDING. The exercise of any option granted under the 1998 Plan is subject to the condition that if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state, federal or Puerto Rico law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

     ARTICLE 13. EMPLOYMENT. Nothing in the 1998 Plan or in any option shall confer upon any eligible employee any right to continued employment by the Corporation or any of its subsidiaries, or limit in any way the right of the Corporation or its subsidiaries at any time to terminate or alter the terms of that employment.

                                       PART I.

                        QUALIFIED INCENTIVE STOCK OPTION PLAN

     SECTION 1. PURPOSE. The purpose of this Qualified Plan is to promote the growth and general prosperity of the Corporation by permitting the Corporation to grant options to purchase shares of its Common Stock to selected directors, officers and other full-time, key employees of the Corporation or of any subsidiary thereof. This Qualified Plan is designed to help attract and retain superior personnel for positions of responsibility with the Corporation and its subsidiaries, and to provide key employees with an additional incentive to contribute to the success of the Corporation and its subsidiaries. Options granted pursuant to this Qualified Plan are intended to constitute "qualified stock options" pursuant to Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PRIRC").
This Qualified Plan is Part I of the Corporation's 1998 Plan. Unless any provision herein indicates to the contrary, this Qualified Plan shall be subject to the General Provisions of the 1998 Plan.

     SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under the Qualified Plan may differ from one another as the Plan Administrators shall, in their discretion, determine, as long as all options granted under the Qualified Plan satisfy the requirements thereof.

     SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Qualified Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Qualified Plan expire later than 10 years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the 1998 Plan.

     SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under the Qualified Plan shall not be less than the fair market value of the shares on the date of the grant of the option. Fair market value shall be determined by the Plan Administrators on the basis of such factors as they deem appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse; and further provided, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted; provided, further, that if at the time the determination of fair market value is made, those shares are not admitted to trading on a national securities exchange, the value of such shares may not be determined to be less than their book value per share, calculated pursuant to the financial statements for the immediately preceding year of the Corporation. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

     SECTION 5. MAXIMUM AMOUNT OF EXERCISABLE OPTIONS IN ANY CALENDAR YEAR. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which stock options may be exercisable for the first time by any employee of the Corporation or of any subsidiary thereof, during any calendar year (under the terms of this Qualified Plan and other qualified stock option plans of the Corporation and any subsidiary corporation that meet the requirements of Section 1046 of the PRIRC) shall not exceed $100,000.

     SECTION 6. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of Common Stock, if permitted by the Plan Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option; provided that the form(s) of payment allowed the employee shall be established when the option is granted. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Plan Administrators in accordance with Section 4 of this Qualified Plan.

     SECTION 7. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding the first sentence of Section 6 of this Qualified Plan, in the event the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of the Qualified Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Qualified Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 7 if the transaction meets the requirements of Article 9 of the General Provisions of the 1998 Plan. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Qualified Plan shall thereafter be treated as if that agreement had never been entered into.

          Notwithstanding the first sentence of Section 6 of this Qualified Plan, in the event of a change in control of the Corporation or a threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Qualified Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section 7 refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION 8. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the Qualified Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.

     SECTION 9. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any option granted under the Qualified Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of Puerto Rico, state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the shares may then be listed, the Puerto Rico Uniform Securities Act of 1963, as amended, and the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The Plan Administrators may also require an employee to whom an option has been granted under the Qualified Plan ("Optionee") to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state, federal or Puerto Rico law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by law or by this
Section 9.

     SECTION 10. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators when the option is granted, must agree in writing as a condition of receiving his or her option, that he or she will remain in the employ of, or as a director of, the Corporation, or any subsidiary of the Corporation, as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1998 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by the Corporation, or any of its subsidiaries, or limit in any way the right of the Corporation or any of its subsidiaries at any time to terminate or alter the terms of that employment.

     SECTION 11. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases as a director of, or to be employed by, the Corporation, or any subsidiary thereof, for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Qualified Plan otherwise provides for earlier termination.

     SECTION 12. OPTION RIGHTS UPON DISABILITY. If an optionee becomes disabled (as such term is defined in the PRIRC or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, (the "Code")) while employed by the Corporation, or any subsidiary thereof, the option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Qualified Plan otherwise provides for earlier termination.

     SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while acting as a director or employed by the Corporation, or any subsidiary thereof, or within three months after ceasing to be an employee or director thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     SECTION 14. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of the Qualified Plan may not be sold, pledged, assigned or transferred by the Optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

     SECTION 15. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Qualified Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the 1998 Plan.

                                       PART II.

                       COMPENSATORY INCENTIVE STOCK OPTION PLAN

     SECTION 1. PURPOSE. The purpose of this Compensatory Plan is to permit the Corporation to grant options to purchase shares of its Common Stock to selected directors, officers and other full-time, key employees of the Corporation or of any subsidiary or affiliate thereof. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and its subsidiaries or affiliates, if any, and to provide key employees with an additional incentive to contribute to the success of the Corporation. Options granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being "qualified stock options", as defined in Section 1046 of the PRIRC. This Compensatory Plan is Part II of the Corporation's 1998 Plan. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the 1998 Plan.

     SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Plan Administrators shall, in their discretion, determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

     SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Compensatory Plan expire later than 10 years from the date on which the option is granted. In addition, each option may be subject to early termination as provided in the 1998 Plan.

     SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under the Compensatory Plan shall be as determined by the Plan Administrators at the time of grant on the basis of such factors as they deem appropriate.

     SECTION 5. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Plan Administrators. No options may be exercised for a fraction of a share of Common stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of Common Stock, if permitted by the Plan Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value.

     SECTION 6. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding any other provision of this Compensatory Plan, if the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 6 if the transaction meets the requirements of
Article 9 of the General Provisions of the 1998 Plan. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

          Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the Corporation, or a threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this
Section 6 refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION 7. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.

     SECTION 8. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any option granted under the Compensatory Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of Puerto Rico, state, federal and Puerto Rico law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the Puerto Rico Uniform Securities Act of 1963, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the approval of counsel for the Corporation with respect to such compliance. The Plan Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by law or by this Section 8.

     SECTION 9. EMPLOYMENT OF OPTIONEE. Each Optionee, if requested by the Plan Administrators, must agree in writing as a condition of the granting of his or her option, to remain in the employment of the Corporation, or its subsidiaries or affiliates following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 1998 Plan or in any option granted thereunder shall confer upon any Optionee any right to continued employment by the Corporation or any subsidiary or other affiliate thereof, or limit in any way the right of the Corporation or any subsidiary or other affiliate thereof, at any time to terminate or alter the terms of that employment.

     SECTION 10. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If any Optionee under this Compensatory Plan ceases to be a director of, or employed by, the Corporation or any of its subsidiaries or affiliates, for any reason other than disability or death, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allow the option to be exercised, to the extent exercisable on the date of termination of appointment as a director or employment, at any time within three months after the date of termination of appointment as a director or employment, unless either the option or this Compensatory plan otherwise provides for earlier termination.

     SECTION 11. OPTION RIGHTS UPON DISABILITY. If an Optionee becomes disabled (as such term is defined in the PRIRC or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the
Code) while employed by, the Corporation, or any subsidiary or affiliate thereof, the Plan Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

     SECTION 12. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while a director of, or employed by, the Corporation or any of its subsidiaries or affiliates, his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     SECTION 13. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred by the Optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

     SECTION 14. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Compensatory Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the 1998 Plan.

                                                                      APPENDIX B

                         PROPOSED AMENDMENT TO ARTICLE FOURTH
                           OF CERTIFICATE OF INCORPORATION


     RESOLVED, that Article Fourth of the Certificate of Incorporation of Oriental Financial Group Inc. (the "Corporation") be, and it hereby is, amended in its entirety so that it reads as follows:

     "FOURTH: The authorized capital of the Corporation shall be FORTY FIVE MILLION DOLLARS ($45,000,000) represented by FORTY MILLION (40,000,000) shares of common stock, $1.00 par value per share, and FIVE MILLION (5,000,000) shares of preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as authorized by the Board of Directors without the further approval of shareholders, except to the extent that such approval is required by governing law, rule or regulation.

     The Board of Directors is expressly authorized to provide, when it deems necessary, for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers; and with such designations, preferences, rights, qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions of the Board of Directors, authorizing such issuance, including (but without limiting the generality of the foregoing) the following:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) the dividend rate of such series, the conditions and dates upon which the dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

     (c) whether the shares of such series shall be subject to redemption by Corporation, and if made subject to such redemption, the terms and conditions of such redemption;

     (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (e) whether the shares of such series shall be convertible and if provision be made for conversion, the terms of such conversion;

     (f) the extent, if any, to which the holders of such shares shall be entitled to vote; provided, however, that in no event, shall any holder of any series of preferred stock be entitled to more than one vote for each such share;

     (g) the restrictions and conditions, if any, upon the issue or re-issue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

     (h) the rights of the holders of such shares upon dissolution of, or upon distribution of assets of the Corporation, which rights may be different in the case of a voluntary dissolution; and

     (i) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights, of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative."

     RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to Article Fourth of the Certificate of Incorporation of the Corporation, including, without limitation, the filing of a certificate of amendment with the Secretary of State of the Commonwealth of Puerto Rico.

                                                                       APPENDIX

ORIENTAL FINANCIAL GROUP INC.                                   REVOCABLE PROXY


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORIENTAL FINANCIAL GROUP INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 1998 AND ANY ADJOURNMENT THEREOF.


     The undersigned, being a stockholder of the Oriental Financial Group Inc. (the "Corporation"), hereby authorizes the Board of Directors or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Conference Room 9-A, McConnell Valdes offices, 270 Munoz Rivera Avenue, 9th Floor, Hato Rey, Puerto Rico, on Monday, October 26, 1998 at 10:00 a.m., and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

 1.  ELECTION OF DIRECTORS

     FOR all nominees listed            WITHHOLD AUTHORITY
/ /  below (except as marked       / /  to vote for all nominees
     to the contrary below)                  listed below



To serve until the 2001 Annual Meeting: Mr. Emilio Rodriguez, Jr. and Mr. Alberto Richa Angelini.

(INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name of the nominee(s) and the manner in which such votes shall be cumulated in the space provided below.)

-------------------------------------------------------------------------------

 2. PROPOSAL TO CONSIDER AND APPROVE THE ADOPTION OF THE ORIENTAL FINANCIAL GROUP 1998 INCENTIVE STOCK OPTION PLAN, WHICH PLAN WOULD, UPON APPROVAL, RESERVE FOR ISSUANCE 750,000 SHARES OF THE CORPORATION'S COMMON STOCK, PAR VALUE $1.00 PER SHARE, OR APPROXIMATELY 5.7% OF THE CORPORATION'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE VOTING RECORD DATE OF SEPTEMBER 10, 1998 (TAKING INTO CONSIDERATION THE EFFECT OF A FOUR-FOR-THREE STOCK SPLIT THAT IS PAYABLE ON OCTOBER 15, 1998 TO STOCKHOLDERS OF RECORD AS OF SEPTEMBER 30, 1998), FOR ISSUANCE PURSUANT TO THE TERMS THEREOF.


          / /  FOR           / /  AGAINST       / /  ABSTAIN



 3. PROPOSAL TO AMEND ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, FROM 20,000,000 TO 40,000,000.


          / /  FOR           / /  AGAINST       / /  ABSTAIN



 4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR FISCAL 1999.


          / /  FOR           / /  AGAINST       / /  ABSTAIN




     THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     In their discretion, the proxies are authorized to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Annual Meeting or such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the Annual Meeting.

     SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF ANY EXPRESS INDICATION THAT THE SHARES TO BE VOTED SHOULD BE CUMULATED IN A PARTICULAR FASHION, THE VOTES REPRESENTED BY EXECUTED PROXIES WILL BE DISTRIBUTED EQUALLY AMONG THE TWO NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS OR IN SUCH OTHER MANNER AS WILL MOST LIKELY ENSURE THE ELECTION OF THE NOMINEES. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY CANNOT BE VOTED FOR ANY PERSON WHO IS NOT A NOMINEE OF THE BOARD OF DIRECTORS OF THE CORPORATION.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oriental Financial Group Inc. called for October 26, 1998 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.


Date: _________________, 1998



                                       ----------------------------------------


                                       ----------------------------------------
                                                       Signatures


                                   Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.

                                   PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                   THIS PROXY CARD USING THE ENCLOSED ENVELOPE.